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                                                                     EXHIBIT 5.1


                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                 60 STATE STREET, BOSTON, MASSACHUSETTS  02109
                        617-526-6000 . FAX 617-526-5000


                                   August 13, 1999



     Re:  Boston Communications Group, Inc. Non-qualified Stock Options
          -------------------------------------------------------------
          pursuant to written option agreements
          -------------------------------------

Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of 110,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Boston Communications Group, Inc., a Massachusetts corporation (the "Company"), issuable pursuant to written option agreements.

     We have examined the Restated Articles of Organization and the Restated By-laws of the Company, each as amended to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts and the federal laws of the United States of America.

     Based upon and subject to the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued pursuant to the written option agreements, as described in the Registration Statement, and the Shares, when issued and paid for in accordance with the terms of the written option agreements will be validly issued, fully-paid and nonassessable.



WASHINGTON, D.C.                    BOSTON, MA                       LONDON, UK*
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             HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
 *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)
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Boston Communications Group, Inc.
August 13, 1999
Page 2


     It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

     This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                          Very truly yours,


                                           /s/ Hale and Dorr LLP
                                          -------------------------
                                          HALE AND DORR LLP